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                        Consent of Independent Auditors

         We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus for The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio, The Global Fixed Income Portfolio, The Fixed Income Portfolio, The Labor Select International Equity Portfolio, and the Real Estate Investment Trust Porfolio of Delaware Pooled Trust, Inc., and "Financial Statements" in the Statement of additional Information for The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio, The Global Fixed Income Portfolio, The Fixed Income Portfolio, The Labor Select International Equity Portfolio, The Real Estate Investment Trust Portfolio, The Limited-Term Maturity Portfolio, and The International Fixed Income Portfolio of Delaware Pooled Trust, Inc., and to the incorporation by reference in this Post-Effective Amendment No. 14 to the Registration Statement (Form N-1A No. 33-40991) of Delaware Pooled Trust, Inc. of our reports dated December 12, 1996, included in the 1996 Annual Reports to Shareholders of Delaware Pooled Trust, Inc.


/s/  Ernst & Young LLP
--------------------------
Ernst & Young LLP


Philadelphia, Peensylvania
January 13, 1997